PARENT SUPPORT AGREEMENT

         SUPPORT AGREEMENT (this "Agreement"), dated as of March 26, 1998, between the persons listed on Schedule A hereto (each, a "Stockholder") and Grand Prix Association of Long Beach, Inc., a California corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, concurrently herewith, Dover Downs Entertainment, Inc., a Delaware corporation ("Parent"), FOG Acquisition Corporation, a California corporation and wholly-owned subsidiary of Parent ("Sub"), and the Company, are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which it is contemplated that Sub shall merge with the Company (the "Merger");

         WHEREAS, each Stockholder owns, as of the date hereof, the number of shares of Class A Common Stock, par value $.10 per share, of Parent (the "Common Stock") set forth opposite such Stockholder's name on Schedule A hereto (the "Existing Shares", together with any shares of Common Stock or other shares of voting capital stock of Parent acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares") and the number of options to purchase Common Stock set forth opposite such Stockholder's name on Schedule A hereto;

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement; and

         WHEREAS, the Company has entered into the Merger Agreement in reliance on Stockholder's representations, warranties, covenants and agreements hereunder;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other, good and valuable consideration, and intending to be legally bound hereby, it is agreed as follows:

1. Agreement to Vote. Each Stockholder hereby agrees that, during the time the Merger Agreement is in effect, at any meeting of the Stockholders of Parent, however called, that such Stockholder shall: (a) vote the Shares in favor of the Merger, (b) vote the Shares against any action or agreement that such Stockholder is advised by the Board of Directors of Parent in the applicable proxy materials would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement, (c) vote for Christopher R. Pook as a director of Parent at the next Parent Stockholder meeting and (d) if Parent exercises its Option under that certain Support Agreement, dated March 26, 1998, between the persons listed on Schedule A thereto and Parent (the "Support Agreement"), vote the Shares for the transactions contemplated by Section 2.3 of the Support Agreement. Each

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Stockholder acknowledges receipt and review of a copy of the
Merger Agreement. In furtherance thereof, each Stockholder hereby irrevocably grants to, and appoints, Ronald C. Shirley, and any other individual who shall hereafter be designated by the Company, such Stockholder's proxy and attorney-in-fact (with full power of substitution), and for and in the name, place and stead of such Stockholder, subject to Section 5 hereof, to vote the Shares held by such Stockholder in accordance with the terms and conditions of the provisions of the first sentence of this Section 1.1. Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Shares that conflict with the foregoing proxy are not irrevocable, and that any such proxies are hereby revoked. Each Stockholder hereby affirms that its proxy set forth in this Section is coupled with an interest and is irrevocable until such time as this Agreement terminates in accordance with its terms. Such Stockholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of such Stockholder's voting obligations under this Agreement. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

2.  Intentionally Omitted.

3. Representations and Warranties of Stockholder. Each Stockholder represents and warrants, as to itself, to the Company as follows:

         3.1. Ownership of Shares. On the date hereof the Existing Shares are beneficially owned by such Stockholder and represent, when aggregated with the Existing Shares of the other Stockholder, more than a majority of the voting power of the capital stock of Parent. Such Stockholder currently has with respect to the Existing Shares, and at Closing will have with respect to the Shares, good, valid and marketable title, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase, voting agreements or voting trusts, and claims of every kind (other than the encumbrances created by this Agreement, the restrictions set forth in the Charter or By-laws of the Company and other than restrictions on transfer under applicable Federal and State securities laws).

         3.2. Power; Binding Agreement. Each Stockholder has the full legal right, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution and delivery of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, Stockholders agreement or voting trust. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will (a) other than filings required under the federal or state securities laws or the GCL (as defined in the Merger Agreement), require any consent or approval of or filing with any governmental or other regulatory body, or (b) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound.

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

         3.3. Finder's Fees. No person is, or will be, entitled to any commission or finder's fees from such Stockholder in connection with this Agreement or the transactions contemplated hereby exclusive of any commission or finder's fees referred to in the Merger Agreement.

4. Representations and Warranties of Company. The Company represents and warrants to the Stockholders as follows:

         4.1. Authority. The Company has full legal right, power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by the Company will not violate any other agreement to which the Company is a party. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms. Neither the execution of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (a) require any consent or approval of or filing with any governmental or other regulatory body, or (b) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Parent is a party or by which it is bound.

         4.2. Finder's Fees. No person is, or will be, entitled to any commission or finder's fee from Parent in connection with this Agreement or the transactions contemplated hereby exclusive of any commission or finder's fees referred to in the Merger Agreement.

5. Termination. This Agreement (other than the provisions of Sections 6 and 7) shall terminate on the earlier of (a) the Effective Time of the Merger (as defined in the Merger Agreement) or (b) the date of the termination of the Merger Agreement in accordance with its terms; provided, however, that if Parent exercises the Option pursuant to the Support Agreement, this Agreement will terminate upon the effective time of the merger or upon the consummation of the tender offer, each as contemplated by Section 2.3 of the Support Agreement.

6. Expenses. Except as provided in Section 18, each party hereto will pay all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers.

7. Confidentiality. Each Stockholder recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to these matters. In this connection, pending public disclosure, each Stockholder agrees that such Stockholder will not disclose or discuss these matters with anyone (other than officers, directors, legal counsel and advisors of any Stockholder or Parent, if any) not a party to this Agreement, without prior written consent of the Company, except for filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or disclosures Stockholder's legal counsel advises in writing are necessary in order to fulfill Stockholder's obligations imposed by law, in which event Stockholder shall give prompt prior notice of such disclosure to the Company. Anything in this Section 7 to the contrary notwithstanding, nothing in this Agreement shall limit any Stockholder from exercising any of its rights or performing any of its duties as an officer or a director of Parent.

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

8. Certain Covenants of Each Stockholder.

         8.1. Except in accordance with the provisions of this Agreement, each Stockholder agrees, while this Agreement is in effect, not to, directly or indirectly, grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares.


         8.2. The Stockholders agree that they will not transfer, in the aggregate, in excess of 750,000 Shares unless the transferee agrees to be bound by the terms of this Support Agreement, including, without limitation, the provisions of Articles 1 and 2 hereof.

         9. Notices. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein), given in the manner provided in the Merger Agreement, and shall be deemed duly given when received, addressed as follows:

                           If to the Company:

                           ------------------------
                           ------------------------
                           ------------------------
                           Attention:             , Chief Financial Officer
                                     --------------
                           Facsimile: (     )
                                      -------------

                           With a copy to:

                           ------------------------
                           ------------------------
                           ------------------------
                           Attention:             , Chief Financial Officer
                                      ------------
                           Facsimile: (     )
                                      ------------

                           If to any Stockholder, at its address set forth on
Schedule A hereto.

10. Entire Agreement; Amendment. This Agreement, together with the documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.

11. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and personal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

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

12. Governing Law. Except as expressly set forth below, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In addition, the Company and each Stockholder hereby agree that any dispute arising out of this Agreement, the offer or the Merger shall be heard in the Court of Chancery of the State of Delaware or in the United States District Court for the District of Delaware and, in connection therewith, each party to this Agreement hereby consents to the jurisdiction of such courts and agrees that any service of process in connection with any dispute arising out of this Agreement, or the Merger may be given to any other party hereto by certified mail, return receipt requested, at the respective addresses set forth in Section 9 above.

13. Injunctive Relief. The parties agree that in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to obtain in any court of competent jurisdiction a decree of specific performance or to enjoin the continuing breach of such provision, in each case without the requirement that a bond be posted, as well as to obtain damages for breach of this Agreement. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

14. Counterparts; Facsimile Signature. This Agreement may be executed, including execution by facsimile, in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

15. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

16. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

17. Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

18. Legal Expenses. In the event any legal proceeding is commenced by any party to this Agreement to enforce or recover damages for any breach of the provisions hereof, the prevailing party in such legal proceeding shall be entitled to recover in such legal proceeding from the losing party such prevailing party's costs and expenses incurred in connection with such legal proceedings, including reasonable attorneys fees.

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

19. Amendment and Modification. This Agreement may only be amended, modified and supplemented by a written document executed by all the parties affected.

20. Obligations Several. The obligations of each Stockholder hereunder are several, not joint and several.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers, and each Stockholder has duly executed this Agreement, as of the date and year first above written.

                                        GRAND PRIX ASSOCIATION OF
                                          LONG BEACH, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        STOCKHOLDERS:


                                        ---------------------------------------
                                        Name:



                                        Name:
                                        ---------------------------------------

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


                                   Schedule A

       Stockholder
      (and Address)               Shares Owned               Options Owned
      -------------               ------------               -------------



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